UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 18, 2014

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (213) 488-0226
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its 2014 Annual Meeting of Stockholders (the "Annual Meeting") on June 18, 2014. The following proposals were presented to a vote of the stockholders at the Annual Meeting and received the votes indicated:

Proposal 1: Election of Class A Directors

To elect David Danziger, Robert Greene and Allan Mayer to the Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified, or such director's earlier death, resignation or removal:

Director	Votes For	Votes Withheld	Broker Non-Votes
David Danziger	62,975,370	5,366,071	41,001,033
Robert Greene	64,760,353	3,581,088	41,001,033
Allan Mayer	64,728,896	3,612,545	41,001,033

Proposal 2: Ratification of appointment of independent auditors

To ratify the appointment of Marcum LLP as our independent auditors for the fiscal year ending December 31, 2014:

Votes For	Votes Against	Abstain
102,005,061	6,799,610	537,803

Proposal 3: Advisory vote on executive compensation

To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement for the Annual Meeting:

Votes For	Votes Against	Abstain	Broker Non-Votes
54,774,328	13,458,923	108,190	41,001,033

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AMERICAN APPAREL, INC.

Dated: June 23, 2014	By:	/s/ John J. Luttrell
	Name:	John J. Luttrell
	Title:	Interim Chief Executive Officer and President; EVP and Chief Financial Officer